Exhibit 99.2

Investor Relations Update
July 25, 2019
General Overview

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Fleet and operation - On March 13, 2019, a directive from the Federal Aviation Administration (FAA) grounded all U.S.-registered Boeing 737 MAX aircraft. The American Airlines fleet currently includes 24 Boeing 737 MAX 8 aircraft with an additional 76 aircraft on order (seven of which were due to have been delivered in the second quarter).
The company has cancelled all 737 MAX flying through November 2, 2019. In total, the company presently expects the 737 MAX cancellations, which are assumed to extend through November 2, 2019, to negatively impact its 2019 pre-tax earnings by approximately $400 million.
In addition, in May, the company initiated litigation against the Transport Workers Union of America, AFL-CIO, International Association of Machinists and Aerospace Workers, and Airline Mechanic and Related Employee Association TWU/IAM, claiming that the unions have been engaged in an illegal work slowdown in an effort to influence contract negotiations. That slowdown has significantly impacted the company’s operation and caused a significant number of flight cancellations and delays. A temporary restraining order enjoining the slowdown and further interruption to the company’s operations was granted by U.S. District Court for the Northern District of Texas on June 14, 2019. The court conducted a trial on the company’s request for a permanent injunction against the continuation of these illegal activities and the company is currently awaiting the court’s decision.

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Capacity - The company now expects its 2019 full year capacity to be up approximately 1.5 percent (gauge up approximately 0.5 percent, departures up approximately 3.5 percent and stage length down approximately 2.5 percent) year-over-year. This reduction from previous guidance is due to the reduction in flying primarily as a result of the grounding of the company’s 737 MAX aircraft. For the third quarter, the company expects system capacity to be up approximately 1.5 percent year-over-year.

●	Revenue - The company expects its third quarter total revenue per available seat mile (TRASM) to be up approximately 1.0 to 3.0 percent year-over-year.

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CASM[1] - The company now expects its 2019 full year total cost per available seat mile (CASM)[2] to be up between 3.5 and 4.5 percent year-over-year. The increase from previous guidance is primarily due to the capacity reduction associated with the grounding of the company’s 737 MAX fleet. Total CASM in the third quarter[2] is expected to be up between 4.0 and 6.0 percent year-over-year driven by the reduction in ASMs referenced above.

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Fuel - Based on the July 22, 2019 forward curve, the company expects to pay an average of between $2.05 and $2.10 per gallon of consolidated jet fuel (including taxes) in the third quarter. Forecasted volume and fuel prices for the remainder of the year are provided on the following page.

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Liquidity - As of June 30, 2019, the company had approximately $8.2 billion in total available liquidity, comprised of unrestricted cash and investments of $5.4 billion and $2.8 billion in undrawn revolver capacity. The company also had a restricted cash position of $157 million.

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Capital Expenditures - The company continues to expect $4.4 billion in capex in 2019, including $2.7 billion in aircraft and $1.7 billion in non-aircraft capex. In 2020, the company now expects total capex to decline by approximately $850 million year-over-year with aircraft capex spend of $1.85 billion and non-aircraft capex spend of $1.7 billion. For 2021, total capex is expected to fall by a further $1.4 billion year-over-year with aircraft capex spend expected to be $0.9 billion and non-aircraft capex expected to be $1.2 billion.

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Taxes - As of December 31, 2018, the company had approximately $10.2 billion of federal net operating losses (NOLs) and $3.2 billion of state NOLs, substantially all of which are expected to be available in 2019 to reduce future federal and state taxable income. The company expects to recognize a provision for income taxes in 2019 at an effective rate of approximately 24 percent, which will be substantially non-cash.

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Pre-tax Margin and EPS - Based on the assumptions outlined above, the company presently expects its third quarter pre-tax margin excluding special items to be approximately 5.5 to 7.5 percent[2]. The company now expects to report full year 2019 earnings per diluted share excluding special items of between $4.50 and $6.00[2].

Notes:

1.	All CASM guidance excludes the impact of fuel, special items and new labor agreements
2.	The company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Financial Update
July 25, 2019
Financial Comments

	1Q19	2Q19	3Q19E	4Q19E	FY19E2
Total Mainline and Regional Guidance[1]
Available Seat Miles (ASMs) (bil)	66.7	72.3	~76.1	~70.8	~285.9
Cargo Revenues ($ mil)[3]	218	221	~220	~230	~890
Other Revenues ($ mil)[3]	708	728	~715	~700	~2,850
Average Fuel Price (incl. taxes) ($/gal) (as of 7/22/2019)	2.04	2.14	2.05 to 2.10	1.99 to 2.04	2.04 to 2.09
Fuel Gallons Consumed (mil)	1,053	1,158	~1,208	~1,112	~4,531
CASM ex fuel and special items (guidance is YOY % change)[4]	11.88	11.34	+4% to +6%	+2% to +4%	+3.5% to +4.5%
Interest Income ($ mil)	(33)	(35)	~(37)	~(33)	~(138)
Interest Expense ($ mil)	271	275	~287	~264	~1,097
Other Non-Operating (Income)/Expense ($ mil)[5]	(39)	(38)	~(44)	~(44)	~(164)

Capex Guidance ($ mil) Inflow/(Outflow)
Non-Aircraft Capex	(528)	(382)	~(395)	~(395)	~(1,700)

Gross Aircraft Capex & net PDPs	(777)	(636)	~(539)	~(765)	~(2,718)
Assumed Aircraft Financing	752	392	~317	~1,168	~2,629
Net Aircraft Capex & PDPs[2]	(26)	(244)	~(222)	~403	~(89)

Notes:

1.
Includes guidance on certain non-GAAP measures, which exclude special items. The company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time. Please see the GAAP to non-GAAP reconciliation at the end of this document.

2.	Numbers may not recalculate due to rounding.
3.	Cargo/Other revenue includes cargo revenue, loyalty program revenue, and contract services.
4.	CASM ex fuel and special items is a non-GAAP financial measure.
5.
Other Non-Operating (Income)/Expense primarily includes non-service related pension and retiree medical benefit income/costs, gains and losses from foreign currency, and income/loss from the company’s approximate 25% ownership interest in Republic Airways Holdings Inc.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Fleet Update
July 25, 2019
Fleet Comments

•
On March 13, 2019, the FAA grounded all U.S.-registered Boeing 737 MAX aircraft. We currently have 76 Boeing 737 MAX 8 aircraft on order and the table below reflects the contractual delivery schedule. However, we have not taken delivery of any Boeing 737 MAX 8 aircraft since the grounding, and the timing of future deliveries cannot presently be forecasted.

•
In 2019, the company expects to take delivery of 41 mainline aircraft comprised of 12 A321neo aircraft, 20 B738 MAX aircraft, 2 B789 aircraft and 7 used A319 aircraft. The company also expects to retire 45 mainline aircraft, including 9 B763 aircraft, 6 E190 aircraft and 30 MD80 aircraft.

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In 2019, the company expects to increase the regional fleet count by a net of 8 aircraft, resulting from the net addition of 2 CRJ700 aircraft, 7 CRJ900 aircraft and 20 E175 aircraft, as well as the reduction of 16 CRJ200 and 5 ERJ140 aircraft.

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The company now expects to extend the operating life of some of its A320, B737 and B757 aircraft. These extensions will allow more flexibility in dealing with the grounding of the 737 MAX and the late delivery of some A321neo aircraft, as well as providing modest and efficient growth in the fleet.

	Active Mainline Year Ending Fleet Count					Active Regional Year Ending Fleet Count[1]
	2018A	2019E	2020E	2021E		2018A	2019E	2020E	2021E
A319	126	133	133	133	CRJ200	35	19	15	15
A320	48	48	48	48	CRJ700	119	121	121	121
A321	219	219	219	219	CRJ900	118	125	129	129
A321neo	—	12	32	50	E175	154	174	189	189
A332	15	15	15	15	ERJ140	51	46	34	34
A333	9	9	9	9	ERJ145	118	118	118	118
B738	304	304	304	304		595	603	606	606
B738 MAX	20	40	50	60
B757	34	34	34	24
B763	24	15	6	—
B772	47	47	47	47
B773	20	20	20	20
B788	20	20	32	42
B789	20	22	22	22
E190	20	14	—	—
MD80	30	—	—	—
	956	952	971	993

Notes:

1.	At the end of the second quarter of 2019, the company had 7 ERJ140 regional aircraft in temporary storage, which are not included in the active regional ending fleet count.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Shares Outstanding
July 25, 2019
Shares Outstanding Comments

•	The estimated weighted average shares outstanding for 2019 are listed below.

•
On April 25, 2018, the company’s Board authorized a $2.0 billion share repurchase program to expire by the end of 2020, of which $1.1 billion remained available for use as of June 30, 2019. The total amount authorized for share repurchase programs since the merger is $13.0 billion. All previous repurchase programs had been fully expended as of March 31, 2018.

•
Including share repurchases, shares withheld to cover taxes associated with employee equity awards and share distributions, and the cash extinguishment of convertible debt, the company’s share count has dropped 41 percent from 756.1 million shares at merger close to 445 million shares outstanding on June 30, 2019.

2019 Shares Outstanding (shares mil)[1]
	Shares
For Q3	Basic	Diluted
Earnings	445	446
Net loss	445	445

	Shares
For Q4	Basic	Diluted
Earnings	445	446
Net loss	445	445

	Shares
For FY 2019 Average	Basic	Diluted
Earnings	447	448
Net loss	447	447

Notes:

1.
Shares outstanding are based upon several estimates and assumptions, including average per share stock price and stock award activity and does not assume any future share repurchases. The number of shares in actual calculations of earnings per share will likely be different from those set forth above.

Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP Reconciliation
July 25, 2019
The company sometimes uses financial measures that are derived from the consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The table below presents the reconciliation of total operating costs (GAAP measure) to total operating costs excluding special items and fuel (non-GAAP measure). Management uses total operating costs excluding special items and fuel to evaluate the company's current operating performance and for period-to-period comparisons. The price of fuel, over which the company has no control, impacts the comparability of period-to-period financial performance. Additionally, special items may vary from period-to-period in nature and amount. These adjustments to exclude aircraft fuel and special items allow management an additional tool to understand and analyze the company’s non-fuel costs and core operating performance. Additionally, the table below presents the reconciliation of other non-operating expense (GAAP measure) to other non-operating expense excluding special items (non-GAAP measure). Management uses this non-GAAP financial measure to evaluate the company’s current performance and to allow for period-to-period comparisons. As special items may vary from period-to-period in nature and amount, the adjustment to exclude special items allows management an additional tool to understand the company’s core operating performance.

	American Airlines Group Inc. GAAP to Non-GAAP Reconciliation[1] ($ mil except ASM and CASM data)
	1Q19	2Q19	3Q19 Range		4Q19 Range		FY19 Range
	Actual	Actual	Low	High	Low	High	Low	High

Total operating expenses	$10,209	$10,807	$10,866	$11,087	$10,388	$10,604	$42,307	$42,739
Less fuel expense	2,149	2,482	2,476	2,537	2,213	2,268	9,320	9,436
Less special items	138	121	—	—	—	—	259	259
Total operating expense excluding fuel and special items	7,922	8,204	8,389	8,551	8,175	8,335	32,727	33,043

Total CASM (cts)	15.31	14.94	14.28	14.57	14.67	14.98	14.80	14.95

Total CASM excluding fuel and special items (Non-GAAP) (cts)	11.88	11.34	11.02	11.24	11.55	11.77	11.45	11.56
YOY (%)	2.7%	4.8%	4.0%	6.0%	2.0%	4.0%	3.5%	4.5%

Total ASMs (bil)	66.7	72.3	76.1	76.1	70.8	70.8	285.9	285.9

Other non-operating (income)/expense
Other non-operating (income)/expense	$(108)	$31	$(44)	$(44)	$(44)	$(44)	$(164)	$(164)
Less special items	(69)	69	—	—	—	—	—	—
Other non-operating (income)/expense excluding special items	(39)	(38)	(44)	(44)	(44)	(44)	(164)	(164)

Notes:	Amounts may not recalculate due to rounding.
1.
Certain of the guidance provided excludes special items. The company is unable to fully reconcile such forward-looking guidance to the corresponding GAAP measure because the full nature and amount of the special items cannot be determined at this time. Special items for this period may include, among others, fleet restructuring expenses, merger integration expenses and mark-to-market adjustments for equity investments.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements
July 25, 2019
Cautionary Statement Regarding Forward-Looking Statements
This document includes forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. There may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

Please refer to the footnotes and the forward looking statements page of this document for additional information